Exhibit 99.1

VICTORY ELECTRONIC CIGARETTES CORPORATION TO
PARTICIPATE IN THE 16TH ANNUAL ICR XCHANGE CONFERENCE

SPRING LAKE, MI – January 9, 2014 – Victory Electronic Cigarettes Corporation (OTCBB: ECIG), an emerging leader in the electronic cigarette industry, today announced that it will participate in the 16th Annual ICR XChange Conference in Orlando, Florida on Monday, January 13, 2014.

Brent Willis, the Company's Chief Executive Officer, Robert Hartford, the Company's Chief Financial Officer, and Darren Stanwood from the Fields Texas group will be attending. The Company will be presenting at 2:30 p.m. and will be conducting a series of private one on one meetings with major investment groups.

Victory’s conference presentation will be available on the Company’s website following the conference and the firm will be conducting various meetings with different investment partners to support its industry consolidation efforts immediately thereafter.

About Victory Electronic Cigarettes
Victory is dedicated to providing a cleaner and healthier alternative to smoking for all and intends to empower smokers to regain their freedom. Victory is one of the leading companies in this rapidly emerging and fast-growing market. The Company began online sales in 2012 and expanded to retail early in 2013. Victory offers consumers a full product portfolio that incorporates the highest quality and latest technology, and has been rated as superior in real tobacco taste amongst major brands. Recently public, Victory's experienced, new management team is positioned to leverage its clearly differentiated and well-recognized brand, established online presence, and low-cost infrastructure to accelerate growth and drive significant value for its shareholders.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of Victory, including statements regarding Victory's expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: Victory's reliance on additional financing, as Victory has not achieve profitability; risks associated with Victory's products, including that they may pose a health risk; governmental regulations may impact Victory's business; the market or consumers may not accept Victory's products; Victory relies on a single class of products; existing or pending patents may affect Victory's business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, Victory undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:
James Palczynski, Partner, ICR, Inc.
Tel: 203.682.8229
Email: jp@icrinc.com  Web: www.victoryecigs.com